Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES MUNICH NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

June 14, 2016

Wintrust Financial Corporation

9700 W. Higgins Road

Rosemont, Illinois 60018

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File No. 333-196600 (the “Registration Statement”), filed by Wintrust Financial Corporation, an Illinois corporation (the “Company”), on June 9, 2014, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement became effective upon filing pursuant to Rule 462(e) under the Securities Act.  Pursuant to the Registration Statement, the Company is issuing 3,000,000 shares of its common stock, no par value per share (the “Shares”).  The Shares are to be sold by the Company pursuant to an underwriting agreement dated June 8, 2016 (the “Underwriting Agreement”) between the Company and Raymond James & Associates, Inc., as underwriter.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined (i) the Registration Statement, including the exhibits thereto, (ii) the Company’s prospectus dated June 9, 2014 included in the Registration Statement (the “Base Prospectus”), (iii) the Company’s prospectus supplement dated June 8, 2016 supplementing the Base Prospectus and relating to the Shares (the “Prospectus Supplement”), (iv) the Underwriting Agreement, (v) resolutions adopted by the board of directors of the Company and the pricing committee thereof established by such board relating to the Registration Statement and the issuance of the Shares by the Company, and (vi) the amended and restated articles of incorporation of the Company and the amended and restated by-laws of the Company.

We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.  As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the issuance and sale of the Shares covered by the Registration Statement pursuant to the Underwriting Agreement have been duly authorized by the Company, and such Shares will be validly issued, fully paid and non-assessable when the Company’s books shall reflect the issuance of such Shares to the purchasers thereof against payment of the agreed consideration therefor, in accordance with the Underwriting Agreement.

This opinion letter is limited to the laws of the State of Illinois.  We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP

Sidley Austin LLP